Exhibit 99.5

AIRGATE PCS, INC.
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD ENDED DECEMBER 31, 2004
(UNAUDITED)

AIRGATE PCS, INC.
CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

AIRGATE PCS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2004	September 30, 2004
	(dollars in thousands, except per share amounts)
Assets
Current assets:
Cash and cash equivalents	$15,917	$13,453
Short-term investment securities	94,059	55,000
Accounts receivable, net of allowance for doubtful accounts of $6,220 and $5,517	20,800	20,329
Receivable from Sprint	22,749	23,601
Inventories	4,672	3,052
Prepaid expenses	1,519	983
Other current assets	1,048	23
Total current assets	160,764	116,441
Property and equipment, net of accumulated depreciation and amortization of $192,814 and $177,729	130,809	144,324
Financing costs	4,621	3,071
Direct subscriber activation costs	1,680	1,846
Other assets	965	965
Total Assets	$298,839	$266,647
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$1,275	$2,128
Accrued expense	23,977	18,967
Payable to Sprint	39,954	40,879
Deferred revenue	9,567	9,107
Current maturities of long-term debt	—	21,200
Total current liabilities	74,773	92,281
Deferred subscriber activation fee revenue	2,843	3,172
Other long-term liabilities	3,176	3,090
Long-term debt, excluding current maturities	312,478	248,396
Total Liabilities	393,270	346,939
Commitments and Contingencies (Notes 6 and 13)
Stockholders' deficit:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 30,000,000 shares authorized; 11,827,483 and 11,768,058 shares issued and outstanding at December 31, 2004 and September 30, 2004	118	118
Additional paid-in-capital	1,047,676	1,046,551
Accumulated deficit	(1,142,225)	(1,126,961)
Total Stockholders' Deficit	(94,431)	(80,292)
Total Liabilities and Stockholders' Deficit	$298,839	$266,647

See accompanying notes to the unaudited consolidated financial statements.

AIRGATE PCS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Quarters Ended December 31,
	2004	2003
	(dollars in thousands, except per share amounts)
Revenue:
Service revenue	$65,172	$62,173
Roaming and wholesale revenue	22,301	16,483
Equipment revenue	4,739	2,847
Total revenue	92,212	81,503
Operating Expense:
Cost of service and roaming (exclusive of depreciation and amortization as shown separately below)	48,800	42,465
Cost of equipment	10,239	6,586
Selling and marketing expense	15,423	14,125
General and administrative expense	5,020	6,407
Non-cash stock compensation expense	497	106
Depreciation and amortization of property and equipment	15,993	11,767
Loss (gain) on disposal of property and equipment	293	(2)
Total operating expense	96,265	81,454
Operating (loss) income	(4,053)	49
Interest income	530	157
Interest expense	(8,750)	(11,316)
Loss on early extinguishment of debt	(2,991)	—
Loss from continuing operations before income tax	(15,264)	(11,110)
Income tax	—	—
Loss from continuing operations	(15,264)	(11,110)
Discontinued Operations:
Gain on disposal of discontinued operations net of $0 income tax expense	—	184,115
Income from discontinued operations	—	184,115
Net Income (Loss)	$(15,264)	$173,005
Basic and Diluted Weighted-average Number of Shares Outstanding	11,771,458	5,192,238
Basic and Diluted Earnings (Loss) Per Share:
Loss from continuing operations	$(1.30)	$(2.14)
Income from discontinued operations	—	35.46
Net income (loss)	$(1.30)	$33.32

See accompanying notes to the unaudited consolidated financial statements.

AIRGATE PCS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Quarters Ended December 31,
	2004	2003
	(dollars in thousands)
Cash Flows from Operating Activities:
Net income (loss)	$(15,264)	$173,005
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Gain on disposal of discontinued operations	—	(184,115)
Depreciation and amortization of property and equipment	15,993	11,767
Amortization of financing costs into interest expense	152	305
Provision for doubtful accounts	1,782	405
Loss on early extinguishment of debt	2,991	—
Interest expense associated with accretion of discounts	877	9,150
Non-cash stock compensation	497	106
Loss (gain) on disposal of property and equipment	293	(2)
Changes in assets and liabilities:
Accounts receivable	(2,253)	5,592
Purchases of short-term investment securities, net	(39,059)	—
Receivable from Sprint	852	81
Inventories	(1,620)	(474)
Prepaid expenses, other current and non-current assets	(1,395)	(3,039)
Accounts payable, accrued expenses and other long-term liabilities	3,916	(5,944)
Payable to Sprint	(925)	987
Deferred revenue	460	437
Net cash (used in) provided by operating activities	(32,703)	8,261
Cash Flows From Investing Activities:
Purchases of property and equipment	(2,773)	(1,599)
Net cash used in investing activities	(2,773)	(1,599)
Cash Flows From Financing Activities:
Proceeds from issuance of floating rate notes	175,000	—
Repayments of credit facility	(131,200)	(506)
Repayment of senior subordinated notes	(1,795)	—
Deferred financing costs	(4,693)	(191)
Proceeds from issuance of employee stock options	628	—
Net cash provided by (used in) financing activities	37,940	(697)
Net increase in cash and cash equivalents	2,464	5,965
Cash and cash equivalents at beginning of period	13,453	54,078
Cash and cash equivalents at end of period	$15,917	$60,043
Supplemental Disclosure of Cash Flow Information:
Interest paid	$1,407	$2,076
Capitalized interest	23	30

See accompanying notes to the unaudited consolidated financial statements.

AIRGATE PCS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004
(UNAUDITED)

(1)    Business, Basis of Presentation and Liquidity

(a) Business and Basis of Presentation

The accompanying unaudited consolidated financial statements of AirGate PCS, Inc. and subsidiaries (the "Company" or "AirGate" or "AirGate PCS") are presented in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC") and do not include all of the disclosures normally required by accounting principles generally accepted in the United States of America. In the opinion of management, these statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation of the consolidated financial statements for the interim periods. The consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto contained in the Company's Annual Report on Form 10-K (the "Annual Report") for the fiscal year ended September 30, 2004, which are filed with the SEC and may be accessed via EDGAR on the SEC's website at http://www.sec.gov. The results of operations for the quarter ended December 31, 2004 are not necessarily indicative of the results that can be expected for the entire fiscal year ending September 30, 2005. Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities at the dates of the consolidated balance sheets and revenues and expenses during the reporting periods to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates. All significant intercompany accounts and transactions have been eliminated in consolidation.

AirGate PCS, Inc. and its subsidiaries were created for the purpose of providing wireless Personal Communication Services ("PCS"). The Company is a network partner of Sprint with the right to market and provide Sprint PCS products and services using the Sprint brand names in a defined territory. The accompanying consolidated financial statements include the accounts of AirGate PCS, Inc. and its wholly-owned restricted subsidiaries, AGW Leasing Company, Inc., AirGate Service Company, Inc. and AirGate Network Services, LLC for all periods presented.

On October 17, 2003, the Company irrevocably transferred all of its shares of common stock of iPCS, Inc. and its subsidiaries ("iPCS") to a trust for the benefit of the Company's stockholders of record as of the date of the transfer. On the date of the transfer, the iPCS investment ($184.1 million credit balance carrying amount) was eliminated and recorded as a non-monetary gain on disposal of discontinued operations. The Company's consolidated financial statements reflect the results of iPCS as discontinued operations (described below in Note 8).

On February 13, 2004, the Company effected a 1-for-5 reverse stock split and stockholders received one share of common stock, and cash resulting from the elimination of any fractional shares, in exchange for each five shares of common stock then outstanding. All share and per share amounts have been restated to give retroactive effect to the reverse stock split.

(b) Liquidity

The PCS market is characterized by significant risks as a result of rapid changes in technology, intense competition and the costs associated with the build-out, on-going operation and growth of a PCS network. The Company's operations are dependent upon Sprint's ability to perform its obligations under the agreements between the Company and Sprint (see Note 5) under which the Company has agreed to construct and manage its Sprint PCS network (the "Sprint Agreements").

Since inception, the Company has financed its operations through debt financing and proceeds generated from public offerings of its common stock and cash provided from operations. The proceeds from these transactions and cash provided from operations have been used to fund the build-out of the Company's portion of the PCS network of Sprint, subscriber acquisition costs and working capital. Since inception, the Company has invested over $300 million in capital expenditures.

As of December 31, 2004, the Company had cash and cash equivalents of $15.9 million and short-term investment securities of $94.1 million included in working capital of $86.0 million. The Company's ability to borrow additional funds is limited by the terms of its outstanding notes. As a result, the Company is completely dependent on available cash and operating cash flow to pay debt service and meet its other capital needs. If such sources are not sufficient, alternative funding sources may not be available. The Company believes that cash on hand and short-term investment securities plus the additional liquidity that it expects to generate from operations will be sufficient to fund expected capital expenditures and to cover its working capital and debt service requirements for at least the next 12 months.

The Company's future liquidity will be dependent on a number of factors influencing its projections of operating cash flow, including those related to subscriber growth, retention and credit quality, revenue growth and the Company's ability to manage operating expenses. Should actual results differ significantly from these assumptions, the Company's liquidity position could be adversely affected and it could be in a position that would require it to raise additional capital which may or may not be available on terms acceptable to the Company, if at all. The Company's ability to raise capital when needed could have a material adverse effect on the Company's ability to achieve its intended business objectives.

(2)    Stock-based Compensation Plans

The Company has elected to continue to account for our stock-based compensation plans under APB Opinion No. 25, "Accounting for Stock Issued to Employees", and disclose pro forma effects of the plans on a net income (loss) and earnings (loss) per share basis as provided by SFAS No. 123, "Accounting for Stock-Based Compensation." The Company did not recognize compensation expense with respect to options that had an exercise price equal to the fair market value of the Company's common stock on the date of grant. Had compensation expense for these options been recognized based on fair value at the grant dates under the related provisions of SFAS No. 123, the pro forma loss from continuing operations and net income (loss) and earnings (loss) per share during the quarters ended December 31, 2004 and 2003 would have been as follows:

	For the Quarters Ended December 31,
	2004	2003
	(dollars in thousands, except per share data)
Loss from continuing operations, as reported	$(15,264)	$(11,110)
Add: stock based compensation expense included in determination of loss from continuing operations	497	106
Less: stock based compensation expense determined under the fair value based method	(615)	(2,383)
Pro forma, loss from continuing operations	$(15,382)	$(13,387)
Bas ic and diluted loss from continuing operations per share:
As reported	$(1.30)	$(2.14)
Pro forma	$(1.31)	$(2.58)

	For the Quarters Ended December 31,
	2004	2003
	(dollars in thousands, except per share data)
Net income (loss), as reported	$(15,264)	$173,005
Add: stock-based compensation expense included in determination of net income (loss)	497	106
Less: stock based compensation expense determined under the fair value based method	(615)	(2,383)
Pro forma net income (loss)	$(15,382)	$170,728
Basic and diluted earnings (loss) per share:
As reported	$(1.30)	$33.32
Pro forma	$(1.31)	$32.88

(3)    Significant New Accounting Pronouncements

In December 2003, the FASB revised Interpretation No. 46, "Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin ("ARB") No. 51" ("FIN 46R"). This Interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. FIN 46R replaces FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," which was issued in January 2003. This Interpretation applies immediately to variable interest entities created or acquired after January 31, 2003, and to special purpose entities for the quarter ended after December 15, 2003. The Interpretation is generally effective for interim periods ending after March 15, 2004 for all variable interest entities created or acquired prior to January 31, 2003. The Company does not have any variable interest entity arrangements.

(4)    Merger Agreement With Alamosa Holdings, Inc.

On December 7, 2004, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Alamosa Holdings, Inc. ("Alamosa") and A-Co. Merger Sub, Inc., a direct wholly-owned subsidiary of Alamosa ("Merger Sub"). The description of the Merger Agreement set forth below is qualified in its entirety by reference to the actual terms of the Merger Agreement.

Pursuant to the Merger Agreement, the Company will merge (the "Merger") with and into Merger Sub with Merger Sub surviving. After the Merger, the Company will be a subsidiary of Alamosa. Under the terms of the Merger Agreement, Company stockholders will receive 2.87 Alamosa shares for every share of Company common stock they hold. In addition, Company stockholders will have the option to elect cash consideration in place of Alamosa stock, up to an aggregate amount of $100 million, with the per share cash consideration (the "Per Share Cash Consideration") based on the average closing price of Alamosa stock in the ten trading days prior to the completion of the transaction multiplied by 2.87 (the "Per Share Amount"). The Per Share Cash Consideration is subject to proration to ensure that Alamosa exchanges no more than $100 million in aggregate cash consideration.

Immediately prior to the effective time of the Merger, all outstanding options for our common stock will become vested in full and the Company will pay the holders an amount in cash equal to the number of shares of our common stock issuable thereunder times the amount, if any, by which the Per Share Amount exceeds the exercise price of the options. All outstanding restricted stock units ("RSUs") will be terminated, and the Company will pay the holder an amount in cash equal to the Per Share Amount for each RSU held. Outstanding warrants for our common stock will become exercisable for Alamosa common stock and cash in the same proportion as our shareholders receive in the aggregate in the Merger.

The completion of the Merger is subject to certain conditions, including obtaining the approval of the Company's and Alamosa's stockholders and the consent of Sprint. The Company received Sprint's consent on January 25, 2005. In the event of a termination of the Merger Agreement under certain circumstances, the Company or Alamosa may be required to pay the other a termination fee as set forth in the Merger Agreement.

Pursuant to the Merger Agreement, Alamosa has agreed to assume our obligations with respect to certain currently effective registration statements covering our outstanding Notes (as defined below) and warrants. In addition, the Indentures governing our outstanding 9 3/8% Senior Subordinated Discount Notes due 2009 (the "9 3/8% Notes") and our First Priority Senior Secured Floating Rate Notes due 2011 (the "Floating Rate Notes") (collectively, the "Notes"), provide that the Company may be required to effect a repurchase offer of such Notes upon a change of control of the Company. Pursuant to the Merger Agreement, Alamosa has agreed that it shall, or shall cause Merger Sub, to effect such repurchase offers, if so required by the Indentures.

On January 11, 2005, the Company began soliciting consents from holders of its Notes to proposed amendments to certain provisions of the Indentures governing the Notes. The consent solicitation is related to amendments to the Indentures governing the Notes so that neither AirGate nor Alamosa will be required to make a repurchase offer for the Notes upon completion of the merger. On January 25, 2005, the consent solicitation expired and the Company received consents representing 97% and 92% of the aggregate principal amount of outstanding 9 3/8% Notes and Floating Rates Notes, respectively. As a result, the Company has received the necessary approval of the holders of each series of Notes to the proposed amendment to each of the respective Indentures under which the Notes were issued.

(5)    Sprint Agreements

Under our agreements with Sprint, Sprint is obligated to provide the Company with significant support services such as billing, collections, long distance, customer care, network operations support, inventory logistics support, use of Sprint brand names, national advertising, national distribution and product development. Additionally, the Company derives substantial roaming revenue and expense when Sprint's and Sprint's network partners' wireless subscribers incur minutes of use in the Company's territories and when the Company's subscribers incur minutes of use in Sprint and other Sprint network partners' PCS territories. These transactions are recorded as roaming and wholesale revenue, cost of service and roaming, cost of equipment, and selling and marketing expense in the accompanying consolidated statements of operations. Cost of service and roaming transactions include an 8% affiliation fee, long distance charges, roaming expense and costs of service such as billing, collections, customer service and pass-through expenses. Cost of equipment transactions relate to inventory purchased by the Company from Sprint under the Sprint Agreements. Selling and marketing transactions relate to subsidized costs on handsets and commissions paid by the Company under Sprint's national distribution programs.

Although the Company acknowledges its responsibility for all of its internal controls, the Company relies upon Sprint as a service provider to provide accurate information for the settlement of revenue and certain expense items. The Company makes estimates used in connection with the preparation of financial statements based on the financial and statistical information provided by Sprint. Inaccurate or incomplete data from Sprint in connection with the services provided to the Company by Sprint could have a material adverse effect on the Company's financial position, results of operations or cash flow.

Amounts recorded relating to the Sprint Agreements for the quarters ended December 31, 2004 and 2003 are as follows:

	For the Quarters Ended December 31,
	2004	2003
	(dollars in thousands)
Amounts included in the Condensed Consolidated Statements of Operations:
Roaming and wholesale revenue	$21,855	$15,747
Cost of service and roaming:
Roaming	$18,133	$13,274
Customer service	8,689	5,189
Affiliation fee	5,054	4,699
Long distance	3,170	3,268
Other	321	588
Total cost of service and roaming	$35,367	$27,018
Purchased inventory	$11,992	$7,328
Selling and marketing	$5,351	$4,993

	As of
	December 31, 2004	September 30, 2004
	(dollars in thousands)
Receivable from Sprint	$22,749	$23,601
Payable to Sprint	$39,954	$40,879

During the quarter ended December 31, 2003, the Company recorded $0.9 million as a reduction of roaming revenue and $1.2 million as a reduction to cost of service relating to special settlements from Sprint. The $0.9 million reduction of roaming revenue resulted from a correction to Sprint's billing system with respect to data-related inbound roaming revenue. The $1.2 million credit resulted from Sprint's decision to discontinue their billing system conversion.

Prior to amending the Sprint agreement in August 2004, Sprint determined monthly service charges at the beginning of each calendar year. At the end of the year Sprint would calculate the actual costs to provide services for its network partners. If the costs to provide these services were less than the amounts paid by Sprint's network partners, Sprint would issue a credit for these amounts. If the costs to provide these services were more than the amounts paid by Sprint's network partners, Sprint would charge the network partners for these amounts. For the quarter ended December 31, 2003, Sprint credited the Company $2.6 million for the calendar year 2003, which was recorded as a reduction to cost of service.

The Sprint Agreements require the Company to maintain certain minimum network performance standards and to meet other performance requirements. The Company believes it was in compliance in all material respects with these requirements as of December 31, 2004.

(6)    Legal Matters

In May 2002, putative class action complaints were filed in the United States District Court for the Northern District of Georgia against AirGate PCS, Inc., Thomas M. Dougherty, Barbara L. Blackford, Alan B. Catherall, Credit Suisse First Boston, Lehman Brothers, UBS Warburg LLC, William Blair & Company, Thomas Wiesel Partners LLC and TD Securities. The complaints do not specify an amount or range of damages that the plaintiffs are seeking. The complaints seek class certification and allege that the prospectus used in connection with the secondary offering of Company stock by certain former stockholders of iPCS, a former subsidiary of the Company, on December 18, 2001 contained materially false and misleading statements and omitted material information necessary to make the statements in the prospectus not false and misleading. The alleged omissions included: (i) failure to disclose that in order to complete an effective integration of iPCS, drastic changes would have to be made to the Company's distribution channels, (ii) failure to disclose that the sales force in the acquired iPCS markets would require extensive restructuring and (iii) failure to disclose that the "churn" or "turnover" rate for subscribers would increase as a result of an increase in the amount of sub-prime credit quality subscribers the Company added from its merger with iPCS. On July 15, 2002, certain plaintiffs and their counsel filed a motion seeking appointment as lead plaintiffs and lead counsel. Subsequently, the court denied this motion without prejudice and two of the plaintiffs and their counsel filed a renewed motion seeking appointment as lead plaintiffs and lead counsel. On September 12, 2003, the court again denied that motion without prejudice and on December 2, 2003, certain plaintiffs' and their counsel filed a modified renewed motion seeking appointment as lead plaintiffs and lead counsel. On August 17, 2004 the court granted the plaintiff's motion.

Pursuant to a consent scheduling order agreed to by the parties, lead plaintiffs filed a consolidated amended class action complaint on October 15, 2004 (the "Consolidated Complaint"). As did the original complaints filed in these actions, the Consolidated Complaint alleges that the Company's registration statement and prospectus relating to the December 2001 offering misrepresented and/or omitted adverse facts regarding the anticipated effects of the Company's acquisition of iPCS. The Consolidated Complaint also asserts that the registration statement/prospectus was false and misleading in certain other respects not previously alleged. The legal claims asserted in the Consolidated Complaint remain the same as those in the original complaints, i.e. the registration statement/prospectus violated Sections 11, 12(a)(2) and 15 of the Securities Act of 1933. In addition, the class that lead plaintiffs seek to represent remains the same, and the named defendants remain the same.

Defendants' responses to the Consolidated Complaint were due on or before December 17, 2004. In the event that any defendant moves to dismiss, lead plaintiffs were to serve their opposition by January 21, 2005, and defendants' reply briefs are due on or before February 22, 2005. On December 30, 2004, defendants filed motions to dismiss the consolidated complaint. The lead plaintiffs have not yet responded to the motions to dismiss, which have not yet been ruled upon by the court and remain pending.

iPCS Bankruptcy

On February 23, 2003, iPCS and its two subsidiaries, iPCS Wireless, Inc. and iPCS Equipment, Inc. (the "Debtors") filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. During the bankruptcy cases, iPCS filed a motion and obtained an order authorizing it to assume a management agreement between iPCS, AirGate PCS and AirGate Services Co., as amended. The Company subsequently filed an administrative expense priority claim for amounts that the Company contends are owed by the Debtors under the assumed management agreement. The claim is for amounts that the Company is or might be liable to certain third party vendors for goods and services provided by such vendors to or for the benefit of the Debtors. In their disclosure statement, the Debtors indicated that they might seek to defend against the claim by arguing, among other things, that the Company has failed to disgorge an alleged preferential transfer in the amount of approximately $3.1 million and that the Company, its affiliates, officers, and directors may be subject to claims of the Debtors for mismanagement, breach of fiduciary duties, officer and director liability, and similar claims. iPCS has not yet named the Company as a defendant in a preference action. The parties are currently engaged in settlement discussions in an effort to resolve all of the disputes between them.

Indemnity Under Sprint Management Agreement

As part of our management agreement with Sprint, the Company has agreed to indemnify Sprint and related parties of Sprint against any and all claims arising from our violation of any law, a breach by us of any representation, warranty or covenant contained in our management agreement or any other agreement between us and Sprint, the actions or the failure to act of anyone employed or hired by us in the performance of any work under the management agreement, except the Company will not indemnify Sprint for any claims arising solely from the negligence or willful misconduct of Sprint.

The Company is also subject to a variety of other claims and suits that arise from time to time in the ordinary course of business. While management currently believes that resolving all of these matters (including all matters discussed above), individually or in the aggregate, will not have a material adverse impact on our liquidity, financial condition or results of operations, the litigation and other claims noted above are subject to inherent uncertainties and management's view may change in the future. If an unfavorable outcome were to occur, there exists the possibility of a material adverse impact on our liquidity, financial condition and results of operations.

(7)    Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using enacted tax rates applied to expected taxable income for the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities for a change in tax rates is recognized as income or expense in the period that includes the enactment date. A valuation allowance is provided for deferred income tax assets based upon the Company's assessment of whether it is more likely than not that the deferred income tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

During the quarters ended December 31, 2004 and 2003, the Company did not recognize income tax expense or a benefit on continuing operations. A full valuation allowance has been provided as management believes it is not more likely than not that the income tax benefit would be realized.

(8)    Discontinued Operations

On November 30, 2001, the Company acquired iPCS, another Sprint network partner. The transaction was accounted for under the purchase method of accounting.

Subsequent to the acquisition of iPCS, the results of operations and accounts of iPCS were consolidated with the Company in accordance with generally accepted accounting principles. On February 23, 2003, iPCS filed for Chapter 11 bankruptcy for the purpose of effecting a court administered reorganization. Subsequent to February 23, 2003, the Company no longer consolidated the accounts and results of operations of iPCS and the accounts of iPCS were recorded as an investment using the cost method of accounting.

On October 17, 2003, the Company irrevocably transferred all of its shares of iPCS common stock to a trust for the benefit of the Company's stockholders of record on the date of the transfer. On the date of the transfer, the iPCS investment ($184.1 million credit balance carrying amount) was eliminated and recorded as a non-monetary gain on disposal of discontinued operations. The Company's consolidated financial statements reflect the results of iPCS as discontinued operations.

(9)    Condensed Consolidating Financial Statements

AGW Leasing Company, Inc. ("AGW") is a wholly-owned restricted subsidiary of the Company. AGW has fully and unconditionally guaranteed the 9 3/8% Notes and the Floating Rate Notes. AGW was formed to hold the real estate interests for the Company's PCS network and retail operations. AGW also was a registrant under the Company's registration statement declared effective by the Securities and Exchange Commission on September 27, 1999.

AirGate Network Services LLC ("ANS") is a wholly-owned restricted subsidiary of the Company. ANS has fully and unconditionally guaranteed the 9 3/8% Notes and the Floating Rate Notes. ANS was formed to provide construction management services for the Company's PCS network.

AirGate Service Company, Inc. ("Service Co") is a wholly-owned restricted subsidiary of the Company. Service Co has fully and unconditionally guaranteed the 9 3/8% Notes and the Floating Rate Notes. Service Co was formed to provide management services to the Company and iPCS. Subsequent to September 30, 2003, such services were discontinued and were performed directly by the respective entity.

The following shows the unaudited condensed consolidating financial statements for the Company and its guarantor subsidiaries, as listed above, as of December 31, 2004 and September 30, 2004 and for the quarters ended December 31, 2004 and 2003 (dollars in thousands):

UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEETS
AS OF DECEMBER 31, 2004

	Airgate PCS, Inc.	Airgate Guarantor Subsidiaries	Eliminations	Consolidated
Cash and cash equivalents	$15,927	$(10)	$—	$15,917
Short-term investment securities	94,059	—	—	94,059
Other current assets	112,202	529	(61,943)	50,788
Total current assets	222,188	519	(61,943)	160,764
Property and equipment, net	105,522	25,287	—	130,809
Other noncurrent assets	7,266	—	—	7,266
Total assets	$334,976	$25,806	$(61,943)	$298,839
Current liabilities	$75,302	$61,414	$(61,943)	$74,773
Intercompany	(134,537)	134,537	—	—
Long-term debt	312,478	—	—	312,478
Other long-term liabilities	6,019	—	—	6,019
Investment in subsidiaries	170,145	—	(170,145)	—
Total liabilities	429,407	195,951	(232,088)	393,270
Stockholders' deficit	(94,431)	(170,145)	170,145	(94,431)
Total liabilities and stockholders' deficit	$334,976	$25,806	$(61,943)	$298,839

CONDENSED CONSOLIDATING BALANCE SHEETS
AS OF SEPTEMBER 30, 2004

	Airgate PCS, Inc.	Airgate Guarantor Subsidiaries	Eliminations	Consolidated
Cash and cash equivalents	$13,456	$(3)	$—	$13,453
Short-term investment securities	55,000	—	—	55,000
Other current assets	109,154	529	(61,695)	47,988
Total current assets	177,610	526	(61,695)	116,441
Property and equipment, net	116,678	27,646	—	144,324
Other noncurrent assets	5,882	—	—	5,882
Total assets	$300,170	$28,172	$(61,695)	$266,647
Current liabilities	$92,592	$61,384	$(61,695)	$92,281
Intercompany	(129,365)	129,365	—	—
Long-term debt	248,396	—	—	248,396
Other long-term liabilities	6,262	—	—	6,262
Investment in subsidiaries	162,577	—	(162,577)	—
Total liabilities	380,462	190,749	(224,272)	346,939
Stockholders' deficit	(80,292)	(162,577)	162,577	(80,292)
Total liabilities and stockholders' deficit	$300,170	$28,172	$(61,695)	$266,647

UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE QUARTER ENDED DECEMBER 31, 2004

	Airgate PCS, Inc.	Airgate Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$92,212	$—	$—	$92,212
Cost of revenue	54,684	4,355	—	59,039
Selling and marketing	14,711	712	—	15,423
General and administrative	4,906	114	—	5,020
Non-cash stock compensation expense	497	—	—	497
Depreciation and amortization of property and equipment	13,583	2,410	—	15,993
Gain on disposal of property and equipment	293	—	—	293
Total operating expense	88,674	7,591	—	96,265
Operating income (loss)	3,538	(7,591)	—	(4,053)
Loss in subsidiaries	(7,568)	—	7,568	—
Interest income	507	23	—	530
Interest expense	(8,750)	—	—	(8,750)
Loss on early extinguishment of debt	(2,991)	—	—	(2,991)
Loss from continuing operations before income tax	(15,264)	(7,568)	7,568	(15,264)
Income tax	—	—	—	—
Net loss	$(15,264)	$(7,568)	$7,568	$(15,264)

UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE QUARTER ENDED DECEMBER 31, 2003

	Airgate PCS, Inc.	Airgate Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$81,503	$—	$—	$81,503
Cost of revenue	44,850	4,201	—	49,051
Selling and marketing	13,615	510	—	14,125
General and administrative	6,287	120	—	6,407
Non-cash stock compensation expense	106	—	—	106
Depreciation and amortization of property and equipment	9,401	2,366	—	11,767
Loss on disposal of property and equipment	(2)	—	—	(2)
Total operating expense	74,257	7,197	—	81,454
Operating income (loss)	7,246	(7,197)	—	49
Loss in subsidiaries	(7,167)	—	7,167	—
Interest income	157	—	—	157
Interest expense	(11,346)	30	—	(11,316)
Loss from continuing operations before income tax	(11,110)	(7,167)	7,167	(11,110)
Income tax	—	—	—	—
Loss from continuing operations	(11,110)	(7,167)	7,167	(11,110)
Income from discontinued operations	184,115	—	—	184,115
Net income (loss)	$173,005	$(7,167)	$7,167	$173,005

UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE QUARTER ENDED DECEMBER 31, 2004

	Airgate PCS, Inc.	Airgate Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities, net	$(32,747)	$44	$—	$(32,703)
Investing activities, net	(2,722)	(51)	—	(2,773)
Financing activities, net	37,940	—	—	37,940
Change in cash and cash equivalents	2,471	(7)	—	2,464
Cash and cash equivalents at beginning of period	13,456	(3)	—	13,453
Cash and cash equivalents at end of period	$15,927	$(10)	$—	$15,917

UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE QUARTER ENDED DECEMBER 31, 2003

	Airgate PCS, Inc.	Airgate Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities, net	$8,198	$63	$—	$8,261
Investing activities, net	(1,536)	(63)	—	(1,599)
Financing activities, net	(697)	—	—	(697)
Change in cash and cash equivalents	5,965	—	—	5,965
Cash and cash equivalents at beginning of period	54,078	—	—	54,078
Cash and cash equivalents at end of period	$60,043	$—	$—	$60,043

(10)    Basic and Diluted Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the period. Potentially dilutive securities of 185,517 and 3,588 for the quarters ended December 31, 2004 and 2003 respectively, have been excluded from the computation of dilutive earnings (loss) per share for the periods because the Company has a loss from continuing operations and their effect would have been antidilutive.

(11)    Issuance of Floating Rate Notes

On October 25, 2004, the Company issued $175.0 million of first priority senior secured floating rate notes due 2011 at par value. The notes bear interest at a rate equal to the three-month London Interbank Borrowed Rate ("LIBOR") plus 3.75%, reset quarterly. Proceeds from the notes were used to repay and terminate the Company's $131.2 million senior credit facility (also at LIBOR plus 3.75%), redeem the Company's $1.8 million 13½% senior subordinated discount notes due 2009, and for general corporate purposes. In October 2004, the Company incurred and capitalized $4.7 million of fees and expenses related to the $175 million note offering and expensed previously paid transaction fees related to the credit facility and the 13½% notes totaling $3.0 million recorded as loss on early extinguishment of debt during the quarter ended December 31, 2004.

Each of our subsidiaries jointly, severally and unconditionally guarantee the notes on a senior secured basis. The notes and the guarantees constitute senior debt. They rank equally in right of payment with all of our and the guarantors' existing and future senior debt and senior in right of payment to all of our and the guarantors' existing and future subordinated debt, including our 9 3/8% Notes and the related guarantees.

The notes contain covenants, subject to certain exceptions, that restrict the Company's ability to, among other things, incur more debt; create liens; repurchase stock and make certain investments; pay dividends, make loans or transfer property or assets; enter into sale and leaseback transactions; transfer or dispose of substantially all of the Company's assets; or engage in transactions with affiliates. Notwithstanding the covenants restricting the ability of the Company to incur debt, the Company is permitted to, among other things, incur up to $50.0 million of additional indebtedness, including additional notes, and other obligations that may also be secured by liens on the collateral that are pari passu with the first priority liens securing the $175.0 million Floating Rate Notes. If the Company undergoes a change of control (as defined in the indenture that governs the notes), then it must make an offer to repurchase the notes at 101% of their principal amount, plus accrued and unpaid interest. At December 31, 2004, the Company was in compliance in all material respects with covenants contained in the note indenture.

On January 11, 2005, the Company began soliciting consents from holders of its notes to proposed amendments to certain provisions of the Indentures governing the notes. The consent solicitation is related to amendments to the Indentures governing the notes so that neither AirGate nor Alamosa will be required to make a repurchase offer for the notes upon completion of the merger. On January 25, 2005, the consent solicitation expired and the Company received consents representing 97% and 92% of the aggregate principal amount of outstanding 9 3/8% Notes and Floating Rates Notes, respectively. As a result, the Company has received the necessary approval of the holders of each series of notes to the proposed amendment to each of the respective Indentures under which the notes were issued.

(12)    Acceleration of Employee Stock Options

On August 11, 2004, the Company granted 75,000 options to purchase shares of the Company's common stock in the ordinary course of business to certain key officers of the Company. The original terms of the options called for them to vest ratably over four years on the anniversary of the date of the grant. The Company did not recognize compensation expense with respect to the options since the options had an exercise price equal to the fair market value of the Company's common stock on the date of the grant. On December 21, 2004, the Company's board of directors unanimously approved the immediate acceleration of the vesting of one-half of the options on a pro-rata basis. In accordance with APB No. 25, the accelerated vesting does not represent a modification of the original terms to the awarded option to purchase shares of the Company's common stock and therefore had no impact on the Company's results of operations.

(13)    Contractual Agreement With Lucent

On December 7, 2004, the Company entered into an Affiliate Agreement (the "Agreement"), dated as of December 1, 2004, with Lucent Technologies Inc. ("Lucent") pursuant to which the Company will purchase products and services from Lucent for use in connection with the Company's network operations. The Agreement is effective through December 31, 2009. The Agreement requires the Company to purchase a minimum dollar amount of products and services from Lucent from October 1, 2004 to September 30, 2009 in order to continue to receive the discounts provided in the Agreement and to not be required to refund the discounts provided to the Company pursuant to the Agreement. The annual cash payments required under this agreement are approximately $40.0 million for each of the calendar years ended 2005 and 2006, respectively.

The Company's intent is to utilize the Lucent commitment to expand and upgrade the network, which will result in retiring existing assets before reaching the end of their estimated useful lives. During the quarter ended December 31, 2004, the Company committed to systematically replace many of the Company's existing minicell base stations with an equivalent quantity of current generation multi-carrier capable base stations, or modcells. As of the date of the agreement, the estimated useful life of each existing minicell base station was reduced to reflect the remaining number of months such assets will be in use prior to conversion, thereby accelerating depreciation expense. The impact of this change increased depreciation expense by $3.8 million for the three months ended December 31, 2004, and is estimated to increase depreciation expense by approximately $10.5 million for the fiscal year ended September 30, 2005. Under this agreement, all existing equipment will be deinstalled and the new equipment will be installed in the same locations and will include significantly upgraded technology. The Company is committed to convert 611 base stations during the fiscal years 2005 through 2006 at prices fixed in the agreement.